CONSULTING AGREEMENT

            This Agreement is made this 18th day of September, 2013, by and between Focus Universal Inc. (the “Company”), a corporation organized and existing under the laws of the State of Nevada, and Elena Ignatenko (the “Consultant”), an individual of 8275 S. Easter Ave, Ste.200-674, Las Vegas, Nevada.

WHEREAS, the Consultant, in her capacity as the Secretary, Treasurer and Chief Financial Officer of the Company, is permitted to perform limited consulting services for the Company;

WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company in his or her area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1.  Consulting Services

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant as a consultant and advisor to perform the services specifically set out in Exhibit A attached to this Agreement and made a part hereof (hereafter referred to as the “Services”), as said Exhibit may be amended in writing from time to time, and Consultant agrees, subject to the terms and conditions of this Agreement, render such Services during the term of this Agreement. Consultant shall render services hereunder at such times and places as shall be mutually agreed by Company and Consultant.

2.  Compensation and reimbursement.

In consideration of the services to be provided by Consultant to the Company hereunder, the Company shall pay to Consultant US$500 per calendar month.  In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall submit to the Company an invoice describing services rendered and expenses incurred under this Agreement. The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice.  Company will accommodate Consultant’s request to arrange, at Company’s expense, for all of Consultant’s travel and accommodations in connection with services provided.

3.  Confidential Information

(a)  The parties acknowledge that in connection with Consultant’s Services, the Company may disclose to Consultant confidential and proprietary information and trade secrets of the Company, and that Consultant may also create such information within the scope and in the course of performing the Services (hereinafter, subject to the exceptions below, “Company Confidential Information”).

Such information may take the form of, for example: the Company’s know-how; the Company’s strategies and processes; the Company’s marketing plans; the Company’s past, present and future business plans; or the Company’s forecasts of sales and sales data. Notwithstanding the above, the Company acknowledges and agrees that none of the information described in this Paragraph 3 (except Confidential Information created by Consultant) will be considered Company Confidential Information for purposes of this Agreement, unless the information is disclosed to Consultant by the Company in writing and is clearly marked as confidential, or, where verbally disclosed to Consultant by the Company, is followed within thirty (30) days of such verbal disclosure by a writing from the Company confirming such disclosure and indicating that such disclosure is confidential.

(b)  Subject to the terms and conditions of this Agreement, Consultant hereby agrees that during the term of this Agreement and for a period of three (3) years thereafter: (i) Consultant shall not publicly divulge, disseminate, publish or otherwise disclose any Company Confidential Information without the Company’s prior written consent, which consent shall not be unreasonably withheld; and (ii) Consultant shall not use any such Company Confidential Information for any purposes other than consultation with the Company. Notwithstanding the above, the Company and Consultant acknowledge and agree that the obligations set out in this Paragraph 3 shall not apply to any portion of Company Confidential Information which:

(i)  was at the time of disclosure to Consultant part of the public domain by publication or otherwise; or

(ii)  became part of the public domain after disclosure to Consultant by publication or otherwise, except by breach of this Agreement; or

(iii)  was already properly and lawfully in Consultant’s possession at the time it was received from the Company; or

(iv)  was or is lawfully received by Consultant from a third party who was under no obligation of confidentiality with respect thereto; or

(v)  was or is independently developed by Consultant without reference to Company Confidential Information;

(vi)  is required to be disclosed by law, regulation or judicial or administrative process;

(c)  Upon termination of the Agreement, or any other termination of Consultant’s services for the Company, all records, drawings, notebooks and other documents pertaining to any Confidential Information of the Company, whether prepared by Consultant or others, and any material, specimens, equipment, tools or other devices owned by the Company then in Consultant’s possession, and all copies of any documents, shall be returned to the Company.

4.  Term

(a)  This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by agreement of the parties.

(b)  This Agreement may be terminated by either party, with or without cause, upon thirty (30) days prior written notice to the other; provided that if Consultant terminates this Agreement, Consultant shall, in accordance with the terms and conditions hereof, nevertheless wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

(c)  Upon termination of this Agreement for any reason, Consultant shall be entitled to receive such compensation and reimbursement, if any, accrued under the terms of this Agreement, but unpaid, as of the date Consultant ceases work under this Agreement.  In addition, Consultant shall be reimbursed for any non-cancellable obligations, any cancellation penalties, and, unless Consultant terminates the agreement without cause, any expenditures reasonably made in order to perform the Services that were to occur had cancellation not occurred.

6.  Other Agreements

(a)  No alteration or modification of this Agreement, including Exhibit A hereto, shall be valid unless made in writing and executed by Consultant and the Company.

(b)  The Consultant and Company mutually represent that to the best of their knowledge neither currently has any agreement with, or any other obligation to, any third party that conflicts with the terms of this Agreement.  The parties agree that they shall not intentionally and knowingly enter into any such agreement.

(c)  The laws of the State of Nevada shall govern this Agreement.

(d) The parties expressly agree that no party may assign this Agreement without the written consent of the other.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

____________________________________            __________________________

[Consultant’s Signature]                                                [Date]

FOCUS UNIVERSAL INC.

By:  ____________________________________

[Company Representative Signature]

Title:  ___________________________________

Date:  _______________

Exhibit A

Description of Consulting Services

Nature of Services:

All senior officer duties as the Secretary, Treasurer and Chief Financial Officer of the Company including, but not limited to, accounting, coordination of annual audits and quarterly reviews, overseeing employees in accounting department, working with financial institutions, management and review of legal documentation and ensuring timely fulfillment of all regulatory filings.